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                                 Exhibit 10.11

                              AGREEMENT OF LEASE

     This Agreement of Lease made as of the 18th day of December, 1997, by and between Parkway Corporation, a Pa. Corp (hereafter "Lessor") and Sungard Recovery Services Inc., a Pennsylvania Corp. (hereafter "Lessee").

     The parties hereto, for good and valuable consideration and intending to be legally bound hereby, agree as follows:

     1. LEASED PREMISES AND CONDITION. Lessor hereby leases to Lessee all those certain parcels of real property known as 1217 through 1245 Callowhill Street, Philadelphia, Pennsylvania, being one contiguous open air lot of 28,706 square feet (the "Leased Premises").

     2. USE OF PREMISES. Lessee shall use and occupy the Leased Premises as and for the housing of generators and other items shown on Exhibit "A" hereto and with some Lessee employee parking and including construction by Lessee as also shown on Exhibit "A" hereto. Lessee shall not use or allow the Leased Premises or any part thereof to be used for public parking, parking for a fee or charge, or for any other purposes except as herein stated, except with Lessor's prior written consent.

     3. TERM. The term of this Lease shall commence on January 1, 1998 (the "Commencement Date"). Rent shall commence on the Commencement Date and Lessee may take possession of the Leased Premises on the Commencement Date. The Lease shall, subject to the terms of paragraph 8 hereof below, continue to, and absolutely terminate and end, without need for notice from either party, on December 31, 2004. Lessee agrees to pursue all permits, approvals, authorizations and ordinances from any applicable federal, state, city or local laws, ordinances, rules, regulations and the like to enable and permit Lessee to construct, install, maintain and use the diesel backup capability in accordance with Lessee's design and plans and

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specifications (collectively, the "Permits") with due diligence until all
Permits are granted, issued or passed, as the case may be, in final, unappealable form. In the event that any Permit is not granted, issued or passed, Lessee shall send written notice of same to Lessor immediately indicating Lessee's intention to terminate the Lease. If Lessee shall so terminate, Lessee shall restore the Leased Premises in accordance with the provisions of paragraph 15(b) hereof, shall pay to Lessee rent and other charges in accordance with this Lease to the date the Leased Premises are returned to Lessor, whereupon Lessee shall pay an additional two (2) months' rent at the then current rate and thereupon, this Lease shall be null and void and of no further force and effect. Rent shall be paid by Lessee to Lessor until possession of the Leased Premises is returned to Lessor with all restoration in accordance with paragraph 15(b) completed; all rent paid by Lessee to Lessor to the date possession is returned to Lessor shall be and remain Lessor's property.

     4. RENT. The basic annual rent paid by Lessee hereunder shall be as follows: From Commencement Date hereof through December 31, 1998 basic annual rent shall be $2.50 per square foot, or the sum of $71,765.00 per annum, payable monthly in sums of $5980.42 each in advance on the first day of each month, with the first month's rent to be paid to Lessor upon Lessee's execution of this Lease, but same shall be refunded to Lessee if the Lease terminates before the Commencement Date under the terms of paragraph 3 above. After December 31, 1998, the rent under this Lease will increase on January 1 of each year, starting with January 1, 1999, and shall be as follows:

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      DATE            SQUARE FOOT       ANNUAL RENT      MONTHLY RENT

January 1, 1999         $2.59           $74,348.54       $6195.00

January 1, 2000         $2.68           $76,932.08       $6411.00

January 1, 2001         $2.77           $79,515.62       $6626.31

January 1, 2002         $2.88           $82,673.28       $6889.44

January 1, 2003         $2.97           $85,256.82       $7104.74

January 1, 2004         $3.07           $88,127.42       $7343.96


     5. PLACE OF PAYMENT OF RENT AND OTHER CHARGES. All rent and other charges shall be paid to Lessor on a timely basis at its office at 150 N. Broad Street, Philadelphia, PA 19102.

     6. USE AND OCCUPANCY TAXES. Lessee shall promptly pay to Lessor each month with each payment of rent such amount as Lessor shall notify Lessee is due for Use and Occupancy taxes at or applicable to this Lease and/or the Leased Premises.

     7. TRIPLE NET LEASE. This is intended to be a triple net or net, net, net Lease and Lessee will without limitation, pay all real estate taxes, all use and occupancy taxes and any other similar taxes, all assessments, all utility charges, all insurances, all maintenance costs and charges, all repair costs and charges, and all other costs, charges and expenses involved in, applicable to, or resulting from, the said Leased Premises and/or Lessee's use thereof.

     8. LESSEE'S RENEWAL OPTIONS. Notwithstanding anything to the contrary contained in this Lease, Lessee is hereby granted the option, provided Lessee is not then in default, to extend this Lease on the same terms and conditions except for rent, for an additional five (5) year term at the end of the initial Lease term, that is, for five (5) years commencing from January 1, 2005,

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such option to be exercised by Lessee by giving to Lessor notice in writing of exercise of the option at least six (6) months before the end of the initial term which ends on December 31, 2004. Further, if Lessee is not then in default and, if it exercised the first five (5) year option term as in this paragraph 8 stated above, then Lessee is hereby granted a further and second option to extend this Lease on the same terms and conditions except for rent, for another five (5) year term by giving Lessor at least six (6) months prior written notice before the end of the first five (5) year option term ending on December 31, 2009, of its exercise of the second option to extend for a further five (5) years. If Lessee is then not in default during the second five (5) year option term, and provided Lessee had exercised both the first and second option terms, then Lessee is also hereby granted a further and final third option to extend this Lease on the same terms and conditions except for rent, for a third (3rd) additional five (5) year term, by Lessee giving to Lessor at least six (6) months prior written notice before the end of the second five (5) year option term ending on December 31, 2014, of its exercise of the option to extend for another or third (3rd) five (5) years. The basic annual rental to be paid by Lessee to Lessor during each five (5) year renewal option term and for the entire term of each renewal term, without increase or decrease during such renewal term, shall be the then fair market rental value of the Leased Premises agreed upon by Lessor and Lessee as determined during the last two (2) months of the lease term then expiring, each time, based on leases for similar or comparable leased space (in all major respects) in the same or basically similar (in all respects) areas of Philadelphia, Pennsylvania, and if the parties cannot agree on the fair market value at any time by at least the commencement of the last two (2) weeks before the commencement date of any new renewal option term, then such rent shall be determined by values meeting the above criteria as

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established by two (2) senior officers of recognized Philadelphia leasing brokerage firms, one to be selected and paid for by Lessor and one to be selected and paid for by Lessee. The officers selected by the parties shall have at least ten (10) years experience in (i) leasing of vacant land in Center City Philadelphia or (ii) the appraisal of vacant land in Center City Philadelphia. The determination of the parties so selected shall be in writing and shall be the amount of rent payable during the applicable renewal term. If such officers are unable to agree on such fair market value, they shall select another officer who shall have the same qualifications as set forth in this paragraph 8 and such third officer shall determine if one of the two original determinations shall be the fair market value or if another determination of fair market value shall be made. The determination of such third officer shall be binding and shall be the amount of rent payable during the applicable renewal term. The fee of the third officer selected pursuant to this paragraph 8 shall be shared equally by Lessor and Lessee. If, as of the commencement date of the applicable renewal term, the amount of rent to be paid during such renewal term shall not have been determined, then, pending such determination, Lessee shall pay rent equal to the amount paid immediately prior to the commencement of the applicable renewal term. After the final determination of the rent payable for the applicable renewal term, the parties promptly and appropriately shall adjust the rental payments theretofore made during the renewal term to reflect the amount of rent to be paid during such renewal term as determined in accordance with this paragraph and shall execute a written agreement specifying the amount of the rent as so determined. Any failure of the parties to execute such a written agreement shall not affect the validity of the rent so determined. In no event shall the new basic annual rent paid during any renewal option term be less than the basic annual rent paid during the last term of the Lease

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ended just prior to the commencement of that renewal option term. Lessee will with each notice of its exercise of a renewal option for another term provide a copy thereof to Julien J. Studley, Inc., Suite 2775, 1650 Market Street, Philadelphia, PA 19103, attention: Office Manager.

     9. OBLIGATION OF LESSOR TO PROVIDE SERVICES, FACILITIES, MAINTENANCE, MAKE REPAIRS, ETC.

          (a) Except as may otherwise be specifically in this Lease provided, or as is or may be mandated by law to be only done by Lessor, Lessor shall not during the term of this Lease or any extension or renewal thereof be required to furnish any permits, licenses, insurances, services, utilities or facilities to, or for, or to maintain, or to make alterations or repairs in, on, or to, the Leased Premises, and Lessee hereby assumes the full and sole responsibility as to and for the Leased Premises, including without limitation compliance with all laws, regulations and codes, compliance with all safety requirements, all responsibility for the proper insuring of, and condition of, and the repair, maintenance and management of, and protection of the environment at, and control and elimination of all hazardous and toxic wastes, fluids and materials, on, in and from, and payment of all costs for, by reason of or arising therefrom, and all costs of utilities to or used at, the Leased Premises. Should any billings for any thereof be received by Lessor, same will then be reasonably promptly provided to Lessee. If Lessee shall fail to perform as above, including doing maintenance and repairs at said premises, or fail to maintain safety, environmental safety, healthful conditions, freedom from toxic or hazardous wastes, fluids, materials and/or emissions at and/or from, or fail in compliance with, all codes, regulations and laws at, or shall fail to provide and pay for needed insurances, or to pay any utilities, and/or to provide any pay for water and sewer rents and/or real estate or use and occupancy or other taxes,

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or shall otherwise fail to perform any act or make any payments with respect to the Leased Premises and/or their use, as required or intended to be made or done by Lessee under this Lease, then Lessor may, and without waiver of rights or of default (but it shall not be obligated hereunder to), make such payments or perform such obligations of Lessee, and in which event Lessor may, in addition to all other remedies, and all of which are reserved and retained by Lessor and may be used successively or concurrently, recover and collect all amounts so paid by Lessor as well as the costs and expenses of undertaking or doing all or any of same, and also all fees and costs of collecting same, and also all liens, fines, interest and/or penalties, levied or resulting from any thereof, and all as fully and to the same effect as if each thereof was specified as rent due hereunder and which all will be deemed to be. Nothing herein, however, is a waiver of any default of Lessee or of any right otherwise available to Lessor.

          (b) Notwithstanding anything in hereinafter this paragraph 9 to the contrary, should compliance with any one or more federal, state, city or local law, code, ordinance, rule or regulation now or hereafter enacted or amended (excluding as to payment of real estate and/or use and occupancy or similar taxes), cause Lessee to expend a sum in excess of $100,000 over that which Lessee was theretofore obligated to expend in any one (1) lease year to comply with this Lease prior to such enactment or amendment or $500,000 in the aggregate, then Lessee shall have the right, to be exercised by at least thirty
(30) days prior written notice to Lessor to cancel and terminate this Lease, effective as of the date Lessee completes its restoration of the Leased Premises in accordance with paragraph 15(b) herein whereupon Lessee shall pay to Lessor a sum equal to two (2) months' of the then current rent and the Lease shall end and no further obligations of the parties under this Lease, except as may be otherwise specifically provided in

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this Lease to the contrary, shall arise or exist from or as to occurrences happening after such date.

          (c) Anything herein to the contrary notwithstanding, should any environmental condition existing at the time of commencement of this Lease as set forth in the phase I environmental study prepared by Alden Environmental Management, Inc., dated September 30, 1997, (the "Environmental Study"), a copy of which Study Lessor acknowledges has been provided to Lessor, which does not require correction or remediation as of the date of such Environmental Study, thereafter requires remediation, Lessee shall only be required to correct or remediate same if the reason such remediation is required was caused by Lessee's use of the Leased Premises or actually caused by Lessee, its agents, employees or invitees to or on the Leased Premises.

          (d) Lessor represents and warrants to Lessee that the last use of the Leased Premises was as and for a public parking lot and, to the best of its knowledge, all taxes, utility costs and/or other lienable charges, due to the Commencement Date and applicable to the Leased Premises, have been paid, and that there are no uncorrected notices of outstanding, environmental conditions or hazards or notices of violation of Philadelphia or other governmental codes applicable thereto. Notwithstanding the foregoing, Lessor shall be responsible for and shall pay all installments of such damages and/or charges as they become due and payable which apply to periods prior to the Commencement Date. Lessor shall be responsible for and indemnify, defend and hold harmless Lessee from all actions, claims or demands made as a result of a breach of the Lessor's representations and warranties contained in this subparagraph (d).

     10. AFFIRMATIVE COVENANTS OF LESSEE. Lessee covenants and agrees at Lessee's expense, to do the following:

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          (a)  LESSEE'S IMPROVEMENTS. Make those improvements and alterations to the Leased Premises so as to cause the Leased Premises to be legally and physically suitable for Lessee's intended use as above herein set out and so as same are in compliance with all applicable laws, codes, regulations, licenses and permits. All work shall be completed in a good and workmanlike manner.
Lessee shall first obtain all required licenses and permits at Lessee's cost and expense and shall comply therewith. The parties agree all work done and materials purchased are for the benefit of Lessee only and not Lessor. Lessee also agrees that no materialman, mechanic, contractor or other person or entity shall have the right to file any lien against Lessor or the Leased Premises or part thereof by reason of work or labor done or materials sold or supplied, to or for Lessee, including what is known as a mechanic's lien, and this Lease Agreement shall also act as a waiver of such liens by Lessee for itself, its employees, its architects, engineers, contractors, subcontractors and materialmen, and in the event that any lien is filed, Lessee must cause each lien to be removed by bonding or otherwise or discharged or satisfied of record in accordance with paragraph 15(d) hereof.

     11. REPAIRS AND MAINTENANCE. Lessee shall at all times clean, maintain and repair the entire Leased Premises as well as all pavements, driveways, sidewalks, curbs and other access ways at or on the Leased Premises, and shall also at all times, keep all thereof safe and free from refuse, debris, trash, ice and snow, and in reasonably good order, repair and condition. Lessee shall also, as applicable, keep all waste and drain pipes open and in repair. Lessee further agrees to surrender the Leased Premises with all thereof in good order and repair, reasonable wear and tear excepted.

     12. NOTICE OF INJURIES, DEATH OR DAMAGE. Lessee shall give Lessor prompt, written

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notice of any of the following documented by or for Lessee: (i) any personal injury or death occurring on or at the Leased Premises, (ii) any occurrence causing any part of such premises to violate any code, regulation or law, and
(iii) any accident or other occurrence causing any injuries or death, or causing property damage at, to or on the Leased Premises exceeding $5,000.00 in cost to correct, but regardless of cost, Lessee must upon receipt of any such notice and/or learning of and thereafter documenting same, give Lessor notice of any thereof which cause or are a violation of any Code, Regulation or Law or which create an unsafe or unhealthy condition or which, if uncorrected, will cause harm or loss to Lessor.

     13.  INSURANCE.

          (a) Lessee shall at its expense provide and maintain in force at all times, the following insurances insuring Lessee and naming Lessor as an additional insured thereon, and covering the Leased Premises, comprehensive general liability insurance against claims for personal injury, death and/or property damage, at or about the Leased Premises, and including use of automobiles, in a sum of at least $5,000,000.00 per occurrence. Same shall be issued by an insurance company or companies licensed to do business in the Commonwealth of Pennsylvania and rated "A" or better in Best. Further, Premiums therefor shall be paid so as to keep such insurance from being terminated or cancelled or lapsing at any time. Such insurance must remain in force at all times and all must be timely renewed before expiration, at all times. Prior to the Commencement Date of this Lease, a Certificate or Certificates of insurance shall be provided by Lessee to Lessor showing that the required coverage is provided, and showing the parties insured, and establishing that all is in force. Such certificate or certificates must also establish that each policy will not be cancelled or suspended by the Insurer without at least thirty

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(30) days prior written notice thereof to both Lessor and Lessee. A renewal certificate for each insurance policy will also be timely provided to Lessor each time before expiration of any then existing insurance. If Lessee fails to supply, pay for, and/or maintain insurance coverage required by this Section and/or fails at any time to timely provide required certificates of insurance, then in addition to all other rights of Lessor, Lessor shall have the right after ten (10) days written notice to Lessee and Lessee's failure to cure in such ten (10) days, to purchase such insurance or any part thereof, without including Lessee as a party insured thereon; the cost of such insurance shall in such event become due and payable by Lessee to Lessor as additional rent and will promptly be paid by Lessee to Lessor on billing of Lessee for same.

          (b) Notwithstanding the foregoing, so long as Lessee is not in default Lessee, at Lessee's sole cost and at no cost to Lessor, may settle all claims covered by the above insurances without Lessor's consent. Lessor will join in and execute such documents as may be necessary to effectuate such settlement, all at Lessee's expense.

     14. NEGATIVE AGREEMENTS OF LESSEE. Lessee agrees that it will not do any of the following things without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed:

          (a) ENCUMBRANCES, ASSIGNMENTS, ETC. Assign, transfer, mortgage, pledge or otherwise encumber this Lease or part hereof or sublet the Leased Premises or any part thereof; however, Lessee may assign the Lease or sublet under same to a person or entity controlled by or under common control with, Lessee, or to any corporation resulting from a merger or consolidation with, or reorganization of, Lessee, or to a person or entity which acquires substantially all of Lessee's assets. No such assignment or sub-lease shall without a release from

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Lessor, act as a release of or cause the release of, Lessee from its obligations under this Lease, including during any option, extension or renewal terms.

          (b) ALTERATIONS, ADDITIONS, IMPROVEMENTS. Except as set forth on Exhibit A or as have been approved at or prior to execution hereof by Lessor and including modifications thereof and improvements thereto in such exception, and/or except as may be specifically provided herein to the contrary, make any alterations, additions or improvements to or on the Leased Premises without Lessor's prior written approval not to be unreasonably withheld or delayed. Upon termination of this Lease or any extension or renewal thereof, all permitted alterations, improvements or additions, as made to the Leased Premises (except for (i) the generators installed by Lessee, (ii) the electrical housing prefab unit, together with all of the contents thereof, and (iii) all personal property and trade fixtures of Lessee, all of which shall remain as Lessee's property and shall be promptly removed by Lessee together with any items installed and not authorized herein or by Lessor to be installed, if any) shall remain as Lessor's property except to the extent Lessor shall then direct Lessee to remove any thereof (it being agreed Lessee will not be required to remove anything installed by Lessee below the concrete surface, including, without limitation, underground pipes, cabling, conduit and wire unless and to the extent such removal shall be required by law to be done), and all of which removals Lessee will, upon such termination, then do at its expense and also then repairing all damage resulting from installation or removal thereof;

          (c)  DISCONTINUE USE. Discontinue using the Leased Premises;

          (d) NO LIENS. Create, permit, cause or allow to be created, permitted or, if occurring, to remain, at any time, any lien on or affecting the Leased Premises or part thereof,

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and if any nonetheless occur, Lessee will each time cause each lien to be removed by bonding or otherwise, or to be discharged or satisfied, within thirty
(30) days after receipt of notice by Lessee of the filing thereof.

     15.  LESSOR'S RIGHTS.

          (a) INSPECTIONS. At all reasonable times during regular business hours from 7:00 a.m. to 7:00 p.m. ("Business Hours") Lessor shall have the right after reasonable notice to Lessee, but in no event less than twenty-four (24) hours notice, (except in cases of emergency during non-Business Hours and Lessor is unsuccessful in notifying a representative of Lessee or Lessee's security person at 401 N. Broad Street) for Lessor or its duly authorized employees or agents, to go on and inspect the Leased Premises and/or any part thereof, and if Lessee is in default of any covenant hereunder as to or applicable to, the condition of, or conditions on, the Leased Premises, then Lessor at its option and upon ten (10) days written notice to Lessee to cure, if the default is not cured in such ten (10) days unless such default cannot be practicably cured in such ten (10) days, so long as said cure is being diligently pursued, then such longer period as is required or necessary to cure such default (except there shall be required in case of emergency), and without waiving any other right or any default, may go upon the Leased Premises or send its employees or agents thereon, to make repairs, alterations and/or corrections on or to the Leased Premises as needed or required, and Lessee will then promptly upon receipt of billing therefor, pay to Lessor all costs and expenses of same as additional rent. Lessor shall be required in all instances except when there are emergencies and Lessor has been unsuccessful in notifying Lessee or Lessee's representative, to have Lessee personnel accompany Lessor, its employees or agents, each time; this shall not restrict Lessee from having personnel present in an emergency,

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however.

          (b) SALE/RENT SIGNS. Lessor shall have the right to display a "For Sale" sign or any other sign indicating that the Leased Premises are available for sale or development, at any time, and/or a "For Rent" sign, but the latter shall be only during the final six (6) months of the term of this Lease or of any renewal or extension term thereof. Said signs shall be placed upon such parts of the Leased Premises as shall minimize interference with Lessee's uses thereof, and may contain such matter as Lessor may elect. Prospective purchasers or tenants, if authorized by Lessor, may inspect the Leased Premises at any reasonable time during Business Hours upon not less than twenty-four (24) hours prior notice and only if accompanied by a representative of Lessee.

     16. RENT CREDIT. Lessor and Lessee agree that Lessee shall be entitled to a credit against the first month's rent in the amount of Three Thousand Dollars ($3,000.00).

     17. INDEMNIFICATION. Lessee expressly agrees to and does hereby indemnify and hold Lessor, its agents and employees, free of, and harmless from and against, any and all claims, losses, damages, costs and expenses made by or on behalf of, or resulting from, any persons, or entities, and/or arising out of, from, by reason of, or as a result of, this Lease and/or Lessee's use, occupancy, conduct, operation, management, acts and/or omissions, at, on, in or about the Leased Premises, as well as all work and/or labor done for, in, to or at, and all materials supplied for, to, in or at the Leased Premises, and/or resulting or arising from, any breach or default on the part of Lessee in the performance or failure to perform any covenant or agreement on the part of Lessee to be performed pursuant to the terms this Lease, or under the law, and including without limitation, except as provided herein, all environmental laws, and also including any

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failure to maintain the Leased Premises in such condition as is or may be required by and under all environmental laws, codes and regulations, including those laws relating to tanks, hazardous or toxic wastes and/or fluids and/or materials, and/or emissions therefrom or from the Leased Premises, and as to and against claims, citations, litigation, fines and penalties resulting from the use of the Leased Premises in contravention or violation of this Lease or any law, code or regulation applicable to Lessee's use, occupancy or possession of the Leased Premises and/or arising from any accident, injury, death and/or property damage whatsoever on the Leased Premises, caused to any person or entity and occurring during the term of this Lease and all extensions and renewals thereof, on, in, from or about the Leased Premises, unless same or the claim thereof results (i) solely from the negligence or wilful misconduct of Lessor, its agents or employees, (ii) from any condition identified in the Environmental Study unless such remediation is caused by Lessee's use of the Leased Premises or actually caused by Lessee, its agents, employees or invitees to or on the Leased Premises, or (iii) from any environmental condition or hazard which affects the Leased Premises as a result of any off-site condition, act or omission of a party other than Lessee, its agents, employees or invitees. Lessor shall indemnify, defend and hold harmless Lessee from and against any claims, citations, litigation, fines, penalties or damages resulting from (i),
(ii) or (iii) hereof. Acts or omissions of Lessee shall include those of its employees and agents. Except as hereinbefore provided, Lessee hereby indemnifies and holds Lessor free of and harmless from, any and all costs, expenses and liabilities incurred in connection with any of such claims and/or action or proceeding brought thereon (including without limitation costs, expenses, attorney fees, and investigators and experts charges and fees) as well as all Judgments, damages, fees, costs and losses resulting from any thereof, and

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including in any event where any action or proceeding is brought against Lessor by reason of any thereof. Lessee covenants that, upon notice from Lessor, Lessee at its sole cost and expense will protect and defend Lessor, its agents and employees in each such claim, action or proceeding or, if applicable, will at its expense cause each to be processed, protected and defended by an insurer, and in each event, with attorneys reasonably acceptable to Lessor. Nothing herein is intended to obligate Lessee as to costs, fines, remediation or otherwise in connection with environmental conditions identified in Lessee's Environmental Study, including any not requiring remediation, except to the extent Lessee's use, occupancy or possession of the Leased Premises, or the acts or omissions of Lessee or those acting by, under or for Lessee cause the need for remediation thereof in which event Lessee will remediate same at its expense, otherwise, Lessor shall remediate same at its expense.

     18.  LEASED PREMISES; CONDITION, PERMITS, ETC.

          (a) ACCEPTANCE OF LEASED PREMISES. Lessee hereby accepts the Leased Premises in its present condition, as a result of Lessee's inspections, and except as may specifically in this Lease be set out to the contrary, without representations or warranties by or for Lessor. Lessee agrees that prior to the Commencement Date, Lessor, at Lessor's expense, shall remove the ticket payment booth situated on the Leased Premises and except as may be specifically set out to the contrary in this Lease, Lessor is under no duty to do maintenance, make repairs or replacements or do alterations at or to the Leased Premises now or at any time during the term of this Lease and all renewals or extensions thereof.

          (b) PERMITS, LICENSES, ETC. Lessee shall promptly apply for and diligently pursue and obtain, at and for the Leased Premises, at its expense, all zoning, use and other licenses,

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permits and governmental and other authorizations and approvals necessary or required for Lessee's uses and purposes at and on the Leased Premises.

     19. REPAIR, RESTORATION OF THE LEASED PREMISES. In the event that the Leased Premises or any improvements or fixtures thereon shall be damaged or destroyed by fire or other casualty, Lessee, at Lessee's sole option and expense, shall either (i) restore the Leased Premises only to the level necessary for Lessee to lawfully use same as a private employee and/or customer parking area, or (ii) restore the Leased Premises so that the same may be used by Lessee as permitted by this Lease.

     20. EMINENT DOMAIN. If the Leased Premises or any part thereof is taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title or possession (whichever occurs first) shall vest in the Condemnor, and the rent shall be reduced proportionally to the square feet of the Leased Premises taken. In the event that any partial taking or condemnation shall render the Leased Premises no longer reasonably suitable for Lessee's permitted uses, then Lessee shall have the right to terminate this Lease within thirty (30) days after the actual date of taking by giving written notice of such termination to Lessor within such thirty (30) day period. In the event of any such taking, Lessee waives all claims against Lessor and agrees that Lessee's claim against the condemning authority shall be limited to such items and sums as may be both, (1) permitted by law, and (2) which shall not diminish the award to Lessor.

     21. DEFAULTS AND REMEDIES. Subject to any cure rights specifically set out in this Lease, if Lessee, (1) does not pay in full when due, any monies due or to be paid under this Lease, or within ten (10) days after the date of a written notice from Lessor to Lessee of a failure to timely pay any thereof, or (2) except as otherwise in this paragraph 22 below provided, violates any other covenant or agreement contained in this Lease and does not cure same within thirty (30) days after written notice from Lessor to Lessee of such violation; or, if same cannot be reasonably cured in such time, if Lessee does not commence such cure within ten (10) days of receipt of written notice of such default and complete same within ninety (90) days thereafter. If such default cannot be cured within such 90 day period and so long as Lessee is diligently pursuing such cure, Lessee shall have such additional time as may be reasonably necessary to complete the cure of same, or (3) files a petition in bankruptcy or of insolvency, or for reorganization or for the appointment of a receiver or trustee for it, or (4) makes an assignment for the benefit of creditors, or (5) takes advantage of any insolvency act, or (6) if a petition in bankruptcy or for reorganization or for the appointment of a receiver or trustee is filed against Lessee and Lessee within sixty (60) days thereafter fails to secure a discharge of such appointment or proceeding, then and in any of such foregoing events (each being hereinafter designated "an event of default"), Lessor shall have the right to do, once or more often as necessary, any one or more of the following, without notice to Lessee:

          (a) Immediately declare due and payable, and/or bring appropriate action to recover, all unpaid rent, additional rent, and other sums to be paid by Lessee under this Lease, including overdue rent and other sums and rent due to the end of the then current term of this Lease, together with reasonable attorney and other fees, costs and expenses, provided for or permitted by law.

          (b) Declare this Lease terminated upon five days from the written notice thereof to Lessee.

          (c) Lease the Leased Premises or part thereof to any other person or entity with or without first altering or repairing the same, on such terms, conditions and rental as Lessor shall deem proper, and the rent received therefrom shall be applied, first to the payment of costs and expenses of reletting, including without limitation reasonable brokerage and attorney's fees and costs and also the costs of any alterations and/or repairs done; and second, to the payment of any rent and/or additional rent and other costs and charges then due hereunder and unpaid; and third, to payment of rent, additional rent and other sums to be paid under this Lease for the balance of the then current Lease term; and, fourth, the balance, if any, shall be retained by and belong solely to, Lessor.

          (d) Avail itself of all other remedies as permitted by law and all of which may be exercised concurrently or separately.

          (e) In addition to (a) above, if Lessee shall be in default in performance of any of its obligations hereunder Lessor may (but shall not be obliged to do so), in addition to all other rights it may have in law or equity, cure such default on behalf of Lessee and whereupon Lessee shall then reimburse Lessor promptly on demand, for all such sums paid and/or costs incurred, by Lessor in curing such default; Lessor in such event shall provide Lessee with reasonable evidence of such sums paid and costs incurred.

          (f) Notwithstanding the foregoing, Lessor shall have the right in its sole discretion, to waive any default or defaults and the doing thereof shall not be a waiver of any other default.

     22. REMEDIES CUMULATIVE, ETC.. All remedies available to Lessor hereunder, and those available at law and in equity, shall be cumulative and may be exercised concurrently or separately. Neither the termination of this Lease nor the taking or recovering of possession of the Leased Premises by or for Lessor shall deprive Lessor of other remedies or actions against Lessee, including for rent or other sums due hereunder or for damages or losses from the breach of any covenant or condition contained herein, nor shall the bringing of any action for rent and/or for damages, or the resort to any other remedy for recovery of rent and/or damages, be construed as a waiver or release of any other right of Lessor, including any right to obtain possession of Leased Premises.

     23. LATE CHARGES. In the event that any monthly rental payment or any other monetary payment to be made hereunder shall become overdue for a period in excess of ten (10) days, Lessee shall, in addition to all other of Lessor's remedies, pay to Lessor an additional charge to defray expenses incidental to handling, processing and collecting each such overdue payment, in an amount of five percent (5%) per month of the amount of each such overdue payment, until same is fully paid. Such additional sum or sums shall be paid by Lessee on demand of Lessor and will be deemed additional rent. Acceptance by Lessor of any overdue payment of rent or other sums or of such late charge or charges shall not be construed as a waiver of any default or of any of Lessee's obligations under this Lease including, without limitation, the obligation of Lessee to pay each installment of rent and Use and Occupancy Tax in advance on the first day of each calendar month, all as in this Lease set forth.

     24. CONFESSION OF JUDGMENT FOR MONEY. LESSEE COVENANTS AND AGREES THAT IF RENT AND/OR ANY OTHER COSTS OR CHARGES RESERVED IN THIS LEASE AS RENT OR OTHERWISE, INCLUDING ACCELERATIONS OF RENT, OR OTHER ITEMS ALLOWED HEREUNDER, SHALL REMAIN UNPAID FOR TEN (10) DAYS AFTER THE TIME THAT SAME IS REQUIRED TO BE PAID, THEN AFTER LESSOR

GIVING ANY REQUIRED NOTICES TO LESSEE AS SET FORTH IN PARAGRAPH 22 AND PARAGRAPH 28 HEREOF AND UPON FAILURE TO PAY IN THE TIME ALLOWED UPON GIVING SUCH NOTICES, IN SUCH EVENTS AND IN ADDITION TO ANY AND ALL OTHER REMEDIES, LESSOR MAY CAUSE JUDGEMENT TO BE ENTERED AGAINST LESSEE AND FOR THAT PURPOSE LESSEE HEREBY AUTHORIZES AND EMPOWERS LESSOR OR ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST LESSEE, AND LESSEE AGREES THAT LESSOR MAY COMMENCE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE NO. 2950 ET SEQ. FOR THE RECOVERY BY LESSEE OF ALL RENT AND OTHER SUMS OR CHARGES TO BE PAID HEREUNDER, INCLUDING ALL ACCELERATIONS PERMISSIBLE UNDER THIS LEASE, AS WELL AS INTEREST, ACTUAL COSTS AND A REASONABLE ATTORNEY'S FEE OR COMMISSION, AND FOR WHICH AUTHORIZATION TO CONFESS JUDGMENT THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF, SHALL BE SUFFICIENT WARRANT. NEITHER THE RIGHT TO INSTITUTE AN ACTION PURSUANT TO PENNSYLVANIA RULES OF CIVIL PROCEDURE NO. 2950 ET. SEQ. NOR THE AUTHORITY TO CONFESS JUDGMENT GRANTED HEREIN SHALL BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, BUT SUCCESSIVE COMPLAINTS MAY BE FILED AND SUCCESSIVE JUDGMENTS MAY BE ENTERED FOR ALL HEREIN STATED SUMS ELEVEN OR MORE DAYS AFTER THEY BECOME DUE AS WELL AS AFTER THE EXPIRATION OF THE ORIGINAL TERM AND/OR DURING OR AFTER EXPIRATION OF ANY EXTENSION OR RENEWAL TERM OF THIS LEASE.

     25. CONFESSION OF JUDGMENT FOR POSSESSION OF REAL PROPERTY. LESSEE COVENANTS AND AGREES THAT IF THIS LEASE SHALL BE TERMINATED EITHER BECAUSE OF CONDITION BROKEN DURING THE TERM OF THIS LEASE OR DURING ANY RENEWAL OR EXTENSION THEREOF AND/OR WHEN THE TERM HEREBY CREATED OR ANY EXTENSION OR RENEWAL THEREOF SHALL HAVE EXPIRED, THEN AND IN ANY SUCH EVENT, LESSOR MAY IN ADDITION TO ALL OTHER REMEDIES AND UPON GIVING ANY NOTICES REQUIRED AS SET
FORTH IN PARAGRAPH 22 AND PARAGRAPH 28 HEREOF AND UPON EXPIRATION THEREAFTER OF ANY CURE PERIOD PROVIDED IN SUCH NOTICE, CAUSE A JUDGMENT IN EJECTMENT TO BE ENTERED AGAINST LESSEE FOR POSSESSION OF THE LEASED PREMISES AND FOR A REASONABLE ATTORNEY'S COMMISSION OR FEE AND FOR THAT PURPOSE LESSEE HEREBY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR LESSEE AND TO CONFESS JUDGMENT AGAINST LESSEE IN EJECTMENT FOR POSSESSION OF THE HEREIN LEASED PREMISES AND AGREES THAT LESSOR MAY COMMENCE AN ACTION PURSUANT TO THE PENNSYLVANIA RULES OF CIVIL PROCEDURE THEN IN FORCE FOR THE ACTION IN EJECTMENT AND/OR THE ENTRY OF AN ORDER IN EJECTMENT FOR POSSESSION OF REAL PROPERTY OR IN ANY REPLACEMENT ACTION THEREFOR, AND LESSEE FURTHER AGREES THAT A WRIT OF POSSESSION OR OTHER APPROPRIATE INSTRUMENT VALID AT SUCH TIME PURSUANT THERETO MAY ISSUE FORTHWITH AND FOR WHICH AUTHORIZATION TO CONFESS JUDGMENT AND FOR THE ISSUANCE OF A

WRIT OR WRITS OF POSSESSION PURSUANT THERETO OR OTHER APPROPRIATE WRIT, ORDER OR INSTRUMENT, THIS LEASE, OR A TRUE AND CORRECT COPY THEREOF SHALL BE SUFFICIENT WARRANT. LESSEE FURTHER COVENANTS AND AGREES THAT IF FOR ANY REASON WHATSOEVER AFTER THE SAID ACTION SHALL HAVE BEEN COMMENCED SAME SHALL BE TERMINATED AND POSSESSION OF THE LEASED PREMISES REMAIN IN OR BE RESTORED TO LESSEE, LESSOR SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS OR UPON TERMINATION OF THIS LEASE AS ABOVE SET FORTH TO COMMENCE SUCCESSIVE ACTIONS FOR POSSESSION OF REAL PROPERTY AND TO CAUSE ENTRY OF SUCCESSIVE JUDGMENTS BY CONFESSION IN EJECTMENT OR OTHER APPROPRIATE ACTION FOR POSSESSION OF THE LEASED PREMISES, INCLUDING DURING AND AFTER ANY EXTENSION OR RENEWAL OF THE INITIAL TERM HEREOF.

     26. AFFIDAVIT OF DEFAULT. In any action to enter judgment by confession for money pursuant to paragraph 24 hereof, or to enter judgement by confession in ejectment or other appropriate action for possession of real property for the Leased Premises pursuant to paragraph 25 hereof, if Lessor shall first cause to be filed in such action an affidavit or averment of the facts constituting the default or defaults, or occurrence or occurrences of the condition or conditions precedent, or event or events, the happening of which default or defaults, occurrence or occurrences or event or events authorizes or empowers Lessor to cause entry of judgement by confession, such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences, conditions precedent and/or events, and if a true copy of this Lease (and of the truth of which such affidavit or averment shall be sufficient evidence) be filed in such action it shall not be necessary to file the original as a Warrant of Attorney, any Rule of Court, custom or practice to the contrary, notwithstanding.

     27. WAIVER OF ERRORS, ETC. Lessee hereby releases to Lessor and to any and all attorneys or others who may appear for Lessee all errors in any procedure or action to enter judgment by confession by virtue of the warrants of attorney contained in this Lease and all liability therefor, and Lessee authorizes the Prothonotary and/or any Clerk of any Court of Record to issue a Writ of Execution or other process and further agrees that any real or personal property of Lessee may be sold under or by reason of such process. Further, Lessor shall before filing for any confessed judgment each time, first give Lessee notice of intent to do so unless defaults as stated in the notice are cured within ten (10) days of the date of the notice. Lessee, however specifically waives the right to any other notice not required in this Lease, unless required by law to be given prior to Entry of Judgment. Nothing in this paragraph shall in any event restrict Lessee from filing to open or strike any confessed judgment obtained hereunder.

     28. WAIVER OF SECURITY DEPOSIT. Lessor and Lessee agree that by reason of the financial strength of Lessee based on financial data provided by Lessee to Lessor and which Lessee represents is true and correct, a security deposit from Lessee is hereby waived.

     29. RIGHT OF FIRST REFUSAL. During the term of this Lease or any renewal or extension thereof, should Lessor received a bonafide offer to purchase the Leased Premises from any third party, a copy thereof with names and addresses deleted will be provided by Lessor to Lessee, and Lessee shall then have thirty
(30) days from the date of its receipt thereof to accept or reject the right to buy on the same terms and conditions as in the offer submitted. Upon Lessee's rejection thereof, or upon the failure of Lessee to have provided a reply to Lessor within such thirty (30) days, then Lessor may sell to such third party with whom it is dealing in such bona fide offer on the same terms and conditions as set out in such offer, and upon the completion of such sale this right of first refusal shall thereupon be deemed fully deleted from this Lease, even if the Lease thereafter remains in force. Notwithstanding the foregoing, if the Leased Premises is part of an assembly or package of sites, buildings or interests and in which the proposed purchase price by the Buyer is a lump sum including other then the Leased Premises alone, the right of first refusal shall only apply to the Leased Premises and the value thereof for purposes of the right of first refusal will be based on a majority determination made by three, independent, qualified appraisers, licensed to do business in Pennsylvania, and who regularly appraise commercial real estate in and around Center City Philadelphia and who has at least ten (10) years of experience doing so. One appraiser shall be selected and paid for by Lessor, one appraiser shall be selected and paid for by Lessee and the third appraiser shall be selected by the two selected appraisers and the cost of the third appraiser shall be shared equally between Lessor and Lessee. Quality of title to be conveyed, time and date of closing and prorations, if not otherwise set forth in the bona fide offer, shall be in accordance with the provisions of paragraph 31. If the sale is not completed in accordance with the terms of the bona fide offer communicated to Lessee, then Lessee shall have a continuing right of first refusal on all subsequent bona fide offers.

     30. RIGHT OF RECAPTURE BY LESSOR; LESSEE'S OPTION TO PURCHASE. After the expiration of the initial term of this Lease, which ends December 31, 2004, in the event that Lessor shall have a developmental opportunity (being one that is economically feasible, legally permissible and physically possible) for the Leased Premises, and which is for use of the Leased Premises for other than an open air parking lot or as a lot with no structures thereon, then Lessor, subject to the provisions of this paragraph 31, shall have the right to recapture the Leased Premises by providing notice to Lessee of its intent to recapture the Leased Premises one year from the date of Lessee's receipt of the notice, or, if the time to exercise a renewal option has expired without exercise thereof, and if the remaining balance of the then current term is less than six (6) months, then no notice to Lessee shall be required, it being understood and agreed that Lessee must vacate the Leased Premises and deliver possession thereof to Lessor under the terms of this Lease at the end of any Lease term where the Lease has not been timely renewed or extended for a further term. Notwithstanding anything set out above in this paragraph 31, however, it is agreed that upon any exercise by Lessor of this right to recapture done by the giving of one (1) year's notice as in this paragraph 31 set out, and where the remaining period of the then current Lease term is six
(6) months or more, Lessee, upon receipt of such notice from Lessor to recapture, shall have the option, which must be exercised by Lessee within thirty (30) days of Lessee's receipt of such notice from Lessor, by notice provided by Lessee to Lessor of exercise of its option to purchase the Leased Premises for a sale price based on the then current net annual rent for the Leased Premises, capitalized at a rate of seven percent (7%). In such event of purchase of the Leased Premises by Lessee, the title to be conveyed to Lessee by Lessor shall be good and marketable title, free and clear of mortgages, ground rents, municipal and mechanic's liens and liens of judgments, subject, however only to those items listed on Exhibit "B" attached hereto and by reference made a part hereof, title shall be such as will be insured by a reputable title insurance company of Lessee's choice, licensed to do business in Pennsylvania, at its regular rates by an ALTA Owner's form policy of title insurance insuring Lessee's fee simple interest in the

Leased Premises, dated the date of closing with liability in the amount of the purchase price, together with such endorsements as Lessee may reasonably require, to be as above in this paragraph 31 required. Closing shall take place at a time and place designated by Lessee within 120 days of the date Lessee exercises such option to purchase. Realty transfer taxes shall be borne one-half by Lessee and one-half by Lessor. Rent shall be apportioned to the date of closing. Lessor covenants and agrees that it will not encumber the Leased Premises or grant any easements or agree to any restrictions or other covenants affecting the Leased Premises (other than in connection with any financing done by Lessor in which the Leased Premises or any part thereof is used as collateral) from and after the date of this Lease. Lessee agrees that it will use its best efforts to clear title in order to comply with the requirements herein, including clearing any defect or exception that can be cleared by the payment of money or by indemnification of the title company by Lessor. If Lessor is unable to deliver title as required herein, Lessee's sole remedy will be to cancel its election to so purchase or to take such title as Lessor can give. In the event that Lessee chooses to cancel its election to purchase the Leased Premises, Lessee's then current term shall end and a two (2) year term shall commence as of the date that the uncurable title defect is discovered (the "Recapture Term"). Lessee may terminate the Recapture Term at any time upon sixty (60) days prior written notice to Lessor. At the time of termination of the Recapture Term, Lessee shall, at its sole cost and expense, and notwithstanding the provisions of paragraph 15(b) hereof, restore the Leased Premises only to a safe condition that is in compliance with all applicable laws and thereupon this Lease shall be null and void and of no further force and effect.

     31. DELIVERY OF POSSESSION ON TERMINATION. Lessee agrees to promptly deliver possession of the Leased Premises to Lessor without necessity of notice to Lessee of termination, upon termination of this Lease after the original or any extension or renewal term thereof, and without the Lease term being timely renewed or extended under the terms of this Lease Agreement.

     32. ENTIRE AGREEMENT; LEGAL ADVICE. Each party agrees that it has read and fully understands this Lease and its terms and has had full opportunity to seek legal advice thereon. The parties hereto expressly agree that this Lease and the exhibits attached hereto (if any), set forth all of the promises, agreements, conditions, inducements, covenants and representations between them with reference to the Leased Premises and the leasing thereof and that except as herein set out there are no other or further understandings or agreements between them with respect thereto.

     33. MODIFICATIONS. This Lease and its terms shall not be modified or changed in any way except by a written notice given pursuant to an express provision of this Lease, calling for or allowing same, and otherwise only by a written amendment of the Lease signed by both Lessor and Lessee.

     34. PARTIES BOUND. This Lease and its covenants, terms, and conditions shall be binding on and extend to, and be in favor of, the parties hereto and their respective heirs, administrators, executors, successors and assigns (but this is not permission for Lessee to assign this Lease or its rights hereunder).

     35. NOTICES. All notices required or to be given under this Lease shall be in writing and sent by receipted, overnight postal service or private national delivery firm, and the only admissible evidence that the notice has been given shall be by such receipt or evidence thereof from the delivering entity or upon proof by such entity of the failure or refusal of the addressee to accept same or to respond after notice to it of the attempt to deliver or notice by it to claim same, and all of which shall for purposes of this Lease be deemed proof of delivery. Notices shall be sent to each party at the addresses stated below, or to such other addresses as either party hereto may, in writing, hereafter provide from time to time to the other, in the manner set out above:

     To Lessor:          Parkway Corporation
                         150 N. Broad Street
                         Philadelphia, PA 19102
                         ATTN: Anna Z. Boni

     Copy to:            Parkway Corporation
                         150 N. Broad Street
                         Philadelphia, PA 19102
                         ATTN: Susan J. Costello, Esq.

     To Lessee:          Sungard Recovery Services, Inc.
                         1285 Drummers Lane
                         Wayne, PA 19807
                         ATTN: General Counsel

     Copy to:            Blank, Rome, Comisky & McCauley
                         One Logan Square
                         Philadelphia, PA 19103
                         ATTN: Donna U. Sternberg, Esq.

     36. PARTIAL INVALIDITY. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the balance of this Lease shall not be affected thereby, and each term and provision of this Lease shall be deemed valid and enforceable to the fullest extent permitted by law.

     37. HEADINGS. Any headings preceding the text of the various sections and subsections hereof are inserted solely for convenience and shall not constitute a part of this

Lease, nor shall they affect its meaning, construction or effect.

     38. RECORDING. Either party may record this Lease or a memorandum thereof, signed by both parties, at its own expense. The other party shall join in executing any document necessary for such recording provided it does not set forth matter not in this Lease. In event of termination of this Lease or any extensions or renewals thereof, same may be removed from record by an appropriate instrument executed and acknowledged only by Lessor and therein so stating.

     39. BROKER'S COMMISSIONS. The parties agree that Julien J. Studley, Inc. and Gelcor Realty, Inc. (the "Brokers") were and are the only Real Estate Brokers consulted or involved in this transaction and each will receive such commission and at such time as is separately agreed to in writing between each such Broker and Lessor. Each party represents to the other that such party has not dealt with any Broker other than the Brokers set out above in this paragraph 40 in connection with this transaction, and that no other person or entity is entitled to a commission, finder's fee or other brokerage compensation based upon that party retaining or inducing such a claimant to be involved in or with respect to obtaining or making of this Lease. Each party hereto does hereby indemnify and hold the other party hereto free of and harmless from, any and all loss, cost, damage, or expense (including reasonable attorney's fees) incurred as a result of any representation made by the indemnifying party in this paragraph being untrue.

     40. QUIET ENJOYMENT. Lessor represents that it has full right and power to execute and perform this Lease and to grant the estate herein granted to Lessee, and Lessor for itself, and its successors and assigns, including without limitation any Grantee of the Leased Premises from Lessor, covenants with Lessee that so long as Lessee is not in default and timely performs all of its obligations hereunder, it shall have the right to peacefully and quietly have, hold, use and enjoy the Leased Premises under the covenants of, and during the term of, this Lease and during all extensions and renewals thereof, without interference from Lessor or its successors or assigns. Further, Lessor covenants to obtain a Non-Disturbance Agreement from each future mortgagee of all or any part of the Leased Premises, in favor of Lessee, for so long as this Lease (including extensions or renewals as herein authorized) remains in force.

          IN WITNESS WHEREOF, the undersigned have caused these presents to be executed and sealed the day and year first above first written.

                                        PARKWAY CORPORATION
                                        Lessor


                                        BY: /s/ Jacob S. Winigrad
                                            ------------------------------------
                                            Jacob S. Winigrad
                                            Vice President


                                    ATTEST: /s/ Susan J. Costello
                                            ------------------------------------
                                            Assistant Secretary

                                                  (corporate seal)

                                        SUNGARD RECOVERY SERVICES INC.
                                        Lessee


                                        BY: /s/ Debra A. Stehman
                                            ------------------------------------
                                            Vice President, Controller


                                    ATTEST: /s/ Andrew P. Bronstein
                                            ------------------------------------
                                            Assistant Secretary

                                                  (corporate seal)

December 17, 1997/879.lea